Exhibit 99.1

DIGITAL LIGHTWAVE, INC.

ANNOUNCES SETTLEMENT WITH PLAUT SIGMA SOLUTIONS, INC. AND RETAINS INTERIM FINANCIAL SERVICES FIRM

CLEARWATER, Fla. – (BUSINESS WIRE) – June 10, 2004 – Digital Lightwave, Inc. (NASDAQ: DIGL), a pioneering leader in the field of lightwave management, today announced that, on May 26, 2004, Digital Lightwave, Inc. (the “Company”), Plaut Sigma Solutions, Inc. n/k/a IDS Scheer Small and Medium Enterprises Southeast, Inc. (“Plaut/IDS”), and Optel LLC and Optel Capital, LLC entered into a Settlement and Renewal Agreement (the “Settlement Agreement”). The Settlement Agreement resolves all disputes between the Company and Plaut/IDS, including claims of approximately $453,000 asserted by Plaut/IDS against the Company under several agreements between the parties. Pursuant to the terms of the Settlement Agreement, the Company made a lump sum payment in the amount of $126,880. In addition, the Company made a payment of $83,120 to be applied to the annual fee for software maintenance services to be provided by Plaut/IDS to the Company for calendar year 2004. Both payments constituted full and final satisfaction of all claims of Plaut/IDS against the Company.

The Company also announced that, on May 14, 2004, Sterling Management Resources, Inc. (“Sterling Management Resources”), was retained to provide interim financial services while the Company undertakes a search to identify a professional to permanently fill the position of chief financial officer. Sterling Management Resources is a professional services firm that provides specialized business solutions and support to companies including providing seasoned senior executive professionals on an interim basis. On May 19, 2004 Patricia Hayes, the Company’s chief accounting officer, resigned from her position to pursue other interests.

The Company’s president and chief executive officer, James Green said: “We are happy to have settled all of our disputes with Plaut Sigma and are pleased that they will continue to provide our SAP software management service. We also thank Ms. Hayes for her efforts and significant contributions to our Company and wish her success in the future. At the same time, we welcome the Sterling Management Resources professional team. We are excited about access to their broad base of talent and the depth of experience they bring to Digital Lightwave.”

About Digital Lightwave, Inc.

Digital Lightwave, Inc. provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave's customers -- companies that deploy networks, develop networking equipment, and manage networks -- rely on its offerings to optimize network performance and ensure service reliability.

Forward – Looking Statements

Statements in this press release, other than historical data and information, constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the company's future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company's filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor's Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

Media Contact:
Paul Sliwa
Digital Lightwave
Corporate Communications
727.442.6677